SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                               __________

                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


   FRONT RANGE CAPITAL CORPORATION             FRONT RANGE CAPITAL TRUST I
(Exact Name of Registrant as Specified    (Exact Name of Registrant as Specified
           in Its Charter)                           in Its Charter)
              Colorado                                  Delaware
(State of incorporation or organization) (State of Incorporation or Organization
             84-0970160                               51-6517364
            (IRS Employer                            (IRS Employer
         Identification No.)                     Identification Number)

                     1020 Century Drive, Suite 202,
                       Louisville, Colorado 80027
                (Address of principal executive offices )

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-40028 and 333-40028-01

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------

___% Cumulative Trust Preferred Securities      American Stock Exchange
Guarantee by Front Range Capital Corporation    American Stock Exchange
With respect thereto.

Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
                            (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's securities contained in the sections entitled "Description of the Trust Preferred Securities," "Description of the Guaranty" and "Relationship Between the Trust Preferred Securities, the Debentures and the Guaranty" of the Registrant's Form SB-2 Registration Statement Under the Securities Act of 1933, filed the 23rd day of June, 2000, as amended by the Amendment No. 1 to Form SB-2 filed on October 26, 2000 and by Amendment No. 2 to Form SB-2 filed November 17, 2000, (the "Registrant's SB-2") is incorporated herein by reference.

ITEM 2. EXHIBITS

     I. Restated Certificate of Trust of Front Range Capital Trust I (incorporated herein from Exhibit 4.3 to the Registrant's SB-2).

     II. Form of ___% Cumulative Trust Preferred Securities Certificate to be registered hereunder (incorporated herein from Exhibit 4.8 of the Registrant's SB-2).

     III. Form of Guaranty Agreement to be registered hereunder
          (incorporated herein from Exhibit 4.7 of the Registrant's SB-2).

     IV. Form of Indenture (incorporated herein from Exhibit 4.1 of the Registrant's SB-2).

                               SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


FRONT RANGE CAPITAL                   FRONT RANGE CAPITAL TRUST I
CORPORATION

By: /s/ ROBERT L. BEAUPREZ            By: /s/ ALICE M. BIER
   -----------------------------         -----------------------------
Robert L. Beauprez, President         Alice M. Bier, Administrative Trustee
Date: November 21, 2000               Date: November 21, 2000